EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated December 22, 2014 relating to the consolidated financial statements, which appears in General Employments Enterprises, Inc.’s Annual Report on Form 10-K for the years ended September 30, 2014 and 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

May 11, 2015

New York, NY